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                                  EXHIBIT 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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         We consent to the incorporation by reference in this registration statement of RailAmerica, Inc. on Form S-8 of our report dated March 21, 1997, on our audits of the consolidated financial statements of RailAmerica, Inc. and its Subsidiaries as of December 31, 1996 and 1995 and for the years then ended, appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996.

COOPERS & LYBRAND



/s/ Coopers & Lybrand
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West Palm Beach, Florida
January 22, 1998